CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 1, 2023, relating to the financial statements and financial highlights of The Torray Fund, a series of The RBB Fund Trust, for the year ended December 31, 2022, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers”, “Disclosure of Fund Portfolio Holdings”, and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 26, 2023